SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549




                            FORM 8-K



                         CURRENT REPORT



             Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported)
                         March 12, 1999




                SOUTHERN MISSOURI BANCORP, INC.
     (Exact name of Registrant as specified in its Charter)




     Delaware                   000-23406              43-1665523
(State or other         (Commission File No.)      (IRS Employer
 jurisdiction of                                   Identification
 incorporation)                                        Number)




531 Vine Street, Poplar Bluff, Missouri                  63901
(Address of principal executive offices)               (Zip Code)




Registrant's telephone number, including area code: (573) 785-1421




                           N/A
(Former name or former address, if changed since last report)

Item 5.  Other Events

     On March 12, 1999, the Registrant issued the press release attached as Exhibit 99 announcing the retirement of the president of its subsidiary.

     The foregoing information does not purport to be complete and is qualified in its entirety by reference to the Exhibit to this Report.

Item 7.  Financial Statements and Exhibits

     (a)  Exhibits

          The Exhibit referred to in Item 5 of this Report and listed on the accompanying Exhibit Index is filed as part of this Report and is incorporated herein by reference.

Exhibit
Number                             Description

   99               Press Release, dated March 12, 1999.

                           SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   SOUTHERN MISSOURI BANCORP, INC.




Date: 031799                     By:
                                   Greg A. Steffens
                                   Senior Vice President
                                   and Chief Financial Officer


                            EXHIBIT



For Immediate Release
March 12, 1999

For addition information:
Contact Greg A. Steffens, CFO
(573) 785-1421


    SOUTHERN MISSOURI BANK AND TRUST ANNOUNCES RETIREMENT OF
                       PRESIDENT CRANDELL

Poplar Bluff, Missouri - Leonard M. Ehlers, Chairman of the Board of Southern Missouri Bank and Trust, announced today that Donald
R. Crandell, President, CEO and Director of the Bank will retire effective April 15, 1999. Southern Missouri Bank and Trust is a wholly owned subsidiary of Southern Missouri Bancorp. Mr. Crandell has been with the Bank and served on its Board of Directors for 14 years and has been the President and CEO since 1994. Mr. Crandell will continue to serve Southern Missouri Bancorp as President, CEO and as a member of the Board of Directors.

Greg A. Steffens, the Company's chief financial officer and senior vice president has been named as interim President and CEO. The Board of Directors has appointed a search committee to seek a permanent president and CEO. Mr. Steffens will be among those considered for the position.

Southern Missouri Bancorp had assets of $158.4 million as of December 31, 1998, and operates with 8 offices in Southeastern Missouri through its subsidiary, Southern Missouri Bank and Trust. Southern Missouri Bancorp trades on NASDAQ under the symbol SMBC.